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                                                                    Exhibit 23.5

                   Consent of Heller Ehrman White & McAuliffe


     We hereby consent to the reference to our firm in "The Merger-Fairness Opinion from Stanger - Review of Liquidation Analysis" in the Proxy Statement and Prospectus which is a part of this Registration Statement and to the filing of our opinion letter dated March 18, 1996 as Exhibit 99.5 to this Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                 \s\ Heller Ehrman White & McAuliffe

May 14, 1996
Los Angeles, California